Exhibit 3.2

BYLAWS

OF

MESA AIR GROUP, INC.

ARTICLE I

SHAREHOLDERS

1.1 Place of Meetings. All meetings of shareholders shall be held at such place (if any) within or without the State of Nevada as may be determined from time to time by the Board of Directors or, if not determined by the Board of Directors, by the Chairman of the Board, the President or the Chief Executive Officer; provided that the Board of Directors may, in its sole discretion, determine that any meeting of shareholders shall not be held at any place but shall be held solely by means of remote communication in accordance with Section 1.13.

1.2 Annual Meeting. The first annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting following the effective date of these Bylaws (the “Effective Date”) shall be held not later than 15 months following such Effective Date, and not later than each one year anniversary thereafter, provided, however, in no event shall the third annual meeting of shareholders for the election of directors be held earlier than the business day immediately following the expiration of the 36th month following the Effective Date or later than the expiration of the 39th month following the Effective Date. Each such subsequent annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held in accordance with applicable Nevada Revised Statutes. Each such annual meeting shall be held on a date to be fixed by the Board of Directors at a time to be fixed by the Board of Directors and stated in the notice of the meeting. If for any reason directors are not elected at an annual meeting of shareholders, they may be elected at any special meeting of shareholders which is called and held for that purpose.

1.3 Special Meetings. Special meetings of shareholders may be called at any time by any two directors, the Chairman of the Board, the Chief Executive Officer, or the President or the lesser of (A) holders of record of not less than 25% of the company’s shares determined on a fully diluted basis, and (B) holders of record of not less than 50% of the company’s shares entitled to vote at the special meeting, for any purpose or purposes prescribed in the notice of the meeting and shall be held on such date and at such time as the Board may fix. Business transacted at any special meeting of shareholders shall be confined to the purpose or purposes stated in the notice of meeting. The calculation of “fully diluted” as used in this Section 1.3 shall include in the denominator all: (1) outstanding shares, (2) outstanding warrants (on an as exercised and as converted to common basis), (3) unvested shares of restricted common stock issued under the company’s Management Equity Pool, (4) shares reserved for future grant under the company’s Management Equity Pool, and (5) any other convertible securities on an as converted to common basis.

Upon a request in writing sent by registered mail to the Secretary of the corporation by any shareholder or shareholders entitled to request a special meeting of shareholders pursuant to this Section 1.3, which request contains the information required pursuant to Sections 1.10 and 2.15, as applicable, and upon a determination by the Secretary of the validity of such request, it shall be the duty of the Secretary to present the request to the Board of Directors, whereupon the Board of Directors (a) shall determine a place and time for such meeting, which time shall be not less than 100 nor more than 120 days after the receipt of such request, and (b) shall fix, in accordance with Section 4.5, a record date for the determination of shareholders entitled to vote at such meeting. Upon Board action as provided in this Section 1.3, the Secretary of the corporation shall cause notice to be given to the shareholders, in accordance with Section 1.4 hereof, that a meeting will be held for the purposes set forth in the shareholder’s request, as well as any additional purpose or purposes determined by the Board of Directors in accordance with this Section 1.3.

1.4 Notice of Meetings.

(a) Written notice of each meeting of shareholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting as of the record date fixed by the Board of Directors for determining the shareholders entitled to notice of the meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Nevada Revised Statutes or the Amended and Restated Articles of Incorporation of the corporation (the “Articles of Incorporation”)). The notice of any meeting shall state the place, if any, date, hour and purposes or purposes of the meeting, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting.

(b) Notice to shareholders may be given by personal delivery, mail, or, with the consent of the shareholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each shareholder at such shareholder’s address as it appears in the records of the corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the shareholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Notice of any meeting of shareholders need not be given to any shareholder if waived by such shareholder either in a writing signed by such shareholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder.

1.5 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting; the list shall reflect the shareholders entitled to vote as of the tenth day before the meeting date, showing the mailing address of each shareholder and the number of shares registered in the name of each shareholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any such shareholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, (b) during ordinary business hours at the principal place of business of the corporation, or (c) in any other manner provided by law. The stock ledger shall be the only evidence as to the shareholders who are entitled to examine the list required by this Section 1.5 or to vote in person or by proxy at any meeting of shareholders.

1.6 Quorum. Except as otherwise provided by law or these Bylaws, the holders of a majority of the shares of the capital stock of the corporation entitled to vote at the meeting, present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum for the transaction of business. Where a separate class vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

1.7 Adjournments. Any meeting of shareholders may be adjourned to any other time and to any other place at which a meeting of shareholders may be held under these Bylaws by the chairman of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if the Board of Directors fixes a new record date for determining the shareholders entitled to vote at the adjourned meeting in accordance with Section 4.5, written notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. The board of directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.8 Voting and Proxies. Each shareholder shall have one vote for each share of stock entitled to vote held of record by such shareholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or in the Articles of Incorporation. Each shareholder of record entitled to vote at a meeting of shareholders may vote in person or may authorize any other person or persons to vote or act for such shareholder by a written proxy executed by the shareholder or the shareholder’s authorized agent or by an electronic transmission permitted by law and delivered to the Secretary of the corporation. Any copy, facsimile transmission or other reliable reproduction of the writing or electronic transmission created pursuant to this section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

1.9 Action at Meeting.

(a) At any meeting of shareholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the shareholders entitled to vote at the election. For purposes of these Bylaws, a share present at a meeting, but for which there is an abstention or as to which a shareholder gives no authority or direction as to a particular matter or director nominee, shall be counted as present for the purpose of establishing a quorum but shall not be counted as a vote cast.

(b) All other matters shall be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the votes cast on such matter by each such class present in person or represented by proxy and entitled to vote on the matter), provided that a quorum is present, except when a different vote is required by express provision of law, the Articles of Incorporation or these Bylaws.

(c) All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote, provided, however, that upon demand therefor by a shareholder entitled to vote or the shareholder’s proxy, a vote by ballot shall be taken. Each ballot shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. The corporation may, and to the extent required by law, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability.

1.10 Notice of Shareholder Business.

(a) At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a shareholder of record. The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at an annual meeting of shareholders. For business to be properly brought before an annual meeting by a shareholder, whether or not the shareholder is seeking to have a proposal included in the corporation’s proxy statement or information statement, it must be a proper matter for shareholder action under the Nevada Revised Statutes, and the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder proposal to be presented at an annual meeting shall be received at the corporation’s principal executive offices not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, notice by the shareholders to be timely must be received not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. “Public announcement” for purposes hereof shall have the meaning set forth in Section 2.15(c) of these Bylaws. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. For business to be properly brought before a special meeting by a shareholder, the business must be limited to the purpose or purposes set forth in a request under Section 1.3.

(b) A shareholder’s notice to the Secretary of the corporation shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment, and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and the names and addresses of the beneficial owners, if any, on whose behalf the business is being brought, (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (iv) any material interest of the shareholder and such other beneficial owner in such business, and (v) the following information regarding the ownership interests of the shareholder or such other beneficial owner and any Shareholder Associated Person (as defined below) or any member of such beneficial shareholder’s immediate family sharing the same household, which shall be supplemented in writing by the shareholder not later than 10 days after the record date for voting at the meeting to disclose such interests as of such record date: (A) the class and number of shares of the corporation that are owned beneficially and of record by such person; (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (a “Derivative

Instrument”) directly or indirectly owned beneficially by such person; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the corporation; (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to any short interest in any security of the corporation (for purposes of this Section 1.10 and Section 2.15, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security)) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such person (each, a “Relevant Hedge Transaction”); (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation; (F) any proportionate interest in shares of the corporation, Derivative Instruments or Relevant Hedge Transaction held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such person is entitled based on any increase or decrease in the value of shares of the corporation, Derivative Instruments or Relevant Hedge Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such person’s immediate family sharing the same household.

For purposes of these Bylaws, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of such shares of stock of the corporation owned of record or beneficially by such shareholders and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

(c) Notwithstanding the foregoing provisions of this Section 1.10, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10.

(d) Nothing in this Section 1.10 shall affect the right of a stockholder to request inclusion of a proposal in the corporation’s proxy statement or information statement pursuant to Rule 14a-8 under the Exchange Act.

1.11 Conduct of Business. At every meeting of the shareholders, the Chairman of the Board, or, in his absence, the Chief Executive Officer, or, in his absence, such other person as may be appointed by the Board of Directors, shall act as chairman. The Secretary of the corporation or a person designated by the chairman of the meeting shall act as secretary of the meeting. Unless otherwise approved by the chairman of the meeting, attendance at the shareholders’ meeting is restricted to shareholders of record, persons authorized in accordance with Section 1.8 of these Bylaws to act by proxy, and officers of the corporation.

The chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairman’s discretion, the business of the meeting may be conducted otherwise in accordance with the wishes of the shareholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

The chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Without limiting the foregoing, the chairman may (a) restrict attendance at any time to bona fide shareholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one shareholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and Section 1.10 above. The chairman of a meeting may determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section 1.11 and Section 1.10 above and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

1.12 Shareholder Action Without Meeting. Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of shareholders of the corporation and may not be effected by any consent in writing by such shareholders.

1.13 Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (b) the corporation shall implement reasonable measures to provide such shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE II

BOARD OF DIRECTORS

2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Articles of Incorporation. In the event of a vacancy on the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled. Directors need not be shareholders of the corporation. Any member of the Board of Directors who is, or recently has been, affiliated in any way with any union operating at the company, aircraft finance party doing business with the company or supplier to the company (“Interested Director”), shall abstain from any and all deliberations during meetings of the Board of Director or meetings of any Committee of the Board of Directors on which such director sits, where matters involving union contract negotiations and/or discussions between the corporation and any union are taking place and shall be prohibited from receiving any sensitive information provided to members of the Board of Directors regarding the corporation that is reasonably related to such negotiations and/or discussions.

2.2 Number and Term of Office. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall initially be nine (9) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of shareholders held after the Effective Date ; the term of office of the second class to expire at the second annual meeting of shareholders held after the Effective Date; the term of office of the third class to expire at the third annual meeting of shareholders held after the Effective Date; and thereafter for each such term to expire at each third succeeding annual meeting of shareholders after such election. Notwithstanding the preceding sentence and the division of directors into three classes, the term of office of all three classes of directors shall expire at the third annual meeting of shareholders held after the Effective Date, which meeting shall be held not earlier than the business day immediately following the expiration of the 36th month following the Effective Date and not later than the expiration of the 39th month following the Effective Date as set forth in Section 1.2 (such date of election of the full Board being hereinafter referred to as the “Full Board Election Date”), and thereafter the directors shall again be divided into three classes, with the term of office of the first class to expire at the first annual meeting of shareholders held after the Full Board Election Date; the term of office of the second class to expire at the second annual meeting of shareholders held after the Full Board Election Date; the term of office of the third class to expire at the third annual meeting of shareholders held after the Full Board Election Date, and thereafter for each such term to expire at each third succeeding annual meeting of shareholders after such election. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director. Except as modified by the third full sentence of this Section 2.2, at each annual meeting of shareholders commencing with the first annual meeting held after the Effective Date, (i) directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. For purposes of clarification only, it is the intent of these Bylaws to hold the third annual meeting held after the Effective Date following the expiration of the Shareholders Agreement entered into in connection with the Third Amended Joint Plan of Reorganization of the corporation dated as of January 19, 2011, as filed with the United States Bankruptcy Court for the Southern District of New York.

2.3 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the shareholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, or, to the extent required by the Articles of Incorporation or if there are no directors, by the shareholders, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

2.4 Resignation. Any director may resign by delivering notice in writing or by electronic transmission to the President, Chief Executive Officer, Chairman of the Board or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.5 Removal. Subject to the rights of the holders of any series of preferred stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of two-thirds of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors so chosen shall hold office until the next annual meeting of shareholders at which the term of office of the class to which they have been elected expires.

2.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Nevada, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of shareholders.

2.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or two or more directors and may be held at any time and place, within or without the State of Nevada.

2.8 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by whom it is not waived by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by (a) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 24 hours in advance of the meeting, (b) sending a facsimile to his last known facsimile number, or delivering written notice by hand to his last known business or home address, at least 24 hours in advance of the meeting, or (c) mailing written notice to his last known business or home address at least three days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

2.9 Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.10 Quorum. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

2.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Articles of Incorporation or these Bylaws.

2.12 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.13 Committees. The Board of Directors may designate one or more committees, each committee to consist solely of one or more of the directors of the corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Nevada Revised Statutes, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

2.14 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

2.15 Nomination of Director Candidates.

(a) In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of directors may be made at an annual meeting by (i) the Board of Directors or a duly authorized committee thereof or (ii) any shareholder entitled to vote in the election of directors generally who complies with the procedures set forth in this Bylaw and who is a shareholder of record at the time notice is delivered to the Secretary of the corporation. The foregoing clause (ii) shall be the exclusive means for a shareholder to make nominations at an annual meeting of shareholders. A shareholder who complies with the notice procedures set forth below is permitted to present the nomination at the meeting of shareholders but is not entitled to have a nominee included in the corporation’s proxy statement or information statement in the absence of an applicable rule of the Securities and Exchange Commission requiring the corporation to do so. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only if timely notice of such shareholder’s intent to make such nomination or nominations has been given in writing to the Secretary of the corporation. To be timely, a shareholder nomination for a director to be elected at an annual meeting shall be received at the corporation’s principal executive offices not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, notice by the shareholders to be timely must be received not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth (i) the name and address, as they appear on the corporation’s books, of the shareholder who intends to make the nomination and the names and addresses of the beneficial owners, if any, on whose behalf the nomination is being made and of the person or persons to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) the following information regarding the ownership interests of the shareholder and any Shareholder Associated Person, which shall be supplemented in writing by the shareholder not later than 10 days after the record date for notice of the meeting to disclose such interests as of such record date: (A) the class and number of shares of the corporation that are owned beneficially and of record by such person; (B) whether and the extent to which any Derivative Instrument is directly or indirectly owned beneficially owned by such person; (C) whether and the extent to which any Relevant Hedge Transaction has been entered into by such person; (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the corporation; (E) any short interest in any security of the corporation; (F) any rights to dividends on the shares of the corporation owned beneficially by such person that are separated or separable from the underlying shares of the corporation; (G) any proportionate interest in shares of the corporation, Derivative Instruments or Relevant Hedge Transaction held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (H) any performance-related fees (other than an asset-based fee) to which such person is entitled based on any increase or decrease in the value of shares of the corporation, Derivative Instruments or Relevant Hedge Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household, (iv) a description of all arrangements or understandings between such person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vi) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (vii) the consent of each nominee to serve as a director of the corporation if so elected. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Notwithstanding anything in this Section 2.15(a) to the contrary, in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), a shareholder’s notice required by this Section 2.15(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a shareholder of record at the time such notice is delivered to the Secretary of the corporation. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the corporation’s notice of meeting, if the shareholder’s notice as required by Section 2.15(a) is delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. The foregoing clause (ii) shall be the exclusive means for a shareholder to make nominations at a special meeting of shareholders. A shareholder who complies with the notice procedures set forth in Section 2.15(a) is permitted to present the nomination at the special meeting of shareholders but is not entitled to have a nominee included in the corporation’s proxy statement or information statement in the absence of an applicable rule of the Securities and Exchange Commission requiring the corporation to do so.

(c) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(d) Notwithstanding the foregoing provisions of this Section 2.15, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

(e) Only persons nominated in accordance with the procedures set forth in this Section 2.15 shall be eligible to serve as directors. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination was made in accordance with the procedures set forth in this Section 2.15 and (ii) if any proposed nomination was not made in compliance with this Section 2.15, to declare that such nomination shall be disregarded.

(f) If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 2.15, such nomination shall be void; provided, however, that nothing in this Section 2.15 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.

ARTICLE III

OFFICERS

3.1 Enumeration. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board and one or more Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2 Election. Officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of shareholders. Officers may be appointed by the Board of Directors at any other meeting.

3.3 Qualification. No officer need be a shareholder. Any two or more offices may be held by the same person.

3.4 Tenure. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote appointing the officer, or until his earlier death, resignation or removal.

3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

3.6 Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to the Chairman by the Board of Directors and these Bylaws. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the Board of Directors.

3.7 Chief Executive Officer. The Chief Executive Officer of the corporation shall, subject to the direction of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

3.8 President. Subject to the direction of the Board of Directors and such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the corporation. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the corporation. The President shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. He shall have power to sign stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation, other than the Chairman of the Board and the Chief Executive Officer.

3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are set forth in these Bylaws and as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of shareholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of shareholders and the Board of Directors, to maintain a stock ledger and prepare lists of shareholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of shareholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11 Treasurer. The Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the corporation, to maintain the financial records of the corporation, to deposit funds of the corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the corporation.

3.12 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to the Chief Financial Officer by the Board of Directors, the Chief Executive Officer or the President. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the corporation.

3.13 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.14 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE IV

CAPITAL STOCK

4.1 Issuance of Stock. Subject to the provisions of the Articles of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2 Certificates of Stock. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of stock of the corporation shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock of the corporation represented by certificates, and, upon written request to the corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares of stock owned by such shareholder in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation: (i) in the case of shares represented by a certificate, by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof. Except as may be otherwise required by law, the Articles of Incorporation or the Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

4.4 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 4.2, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.5 Record Dates. The Board of Directors may fix in advance a record date for the determination of the shareholders entitled to vote at any meeting of shareholders. Such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than 60 nor less than 10 days before the date of such meeting.

If no record date is fixed by the Board of Directors, the record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day before the day on which notice is given, or, if notice is waived, the close of business on the day before the day on which the meeting is held.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of shareholders entitled to vote in accordance with the foregoing provisions.

The Board of Directors may fix in advance a record date (a) for the determination of shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or (b) for the purpose of any other lawful action. Any such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than 60 days prior to the action to which such record date relates. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary shall be the date on which the first written consent is expressed. The record date for determining shareholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

ARTICLE V

GENERAL PROVISIONS

5.1 Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board of Directors.

5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Articles of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the Nevada Revised Statutes, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness or manner of notice.

5.4 Actions with Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or any officer of the corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the corporation, in person or by proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this corporation (with or without power of substitution) at any meeting of shareholders or shareholders (or with respect to any action of shareholders) of any other corporation or organization, the securities of which may be held by this corporation and otherwise to exercise any and all rights and powers that this corporation may possess by reason of this corporation’s ownership of securities in such other corporation or other organization.

5.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the shareholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6 Articles of Incorporation. All references in these Bylaws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the corporation, as amended and in effect from time to time.

5.7 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

5.8 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.9 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any shareholder, director, officer, employee or agent of the corporation shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to shareholders by electronic transmission shall be given in the manner provided in

Section 78.370 of the Nevada Revised Statutes. Any such notice shall be addressed to such shareholder, director, officer, employee or agent at his last known address as the same appears on the books of the corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such shareholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise may be given effectively, notice to any shareholder shall be deemed given: (a) if by facsimile, when directed to a number at which the shareholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; (d) if by any other form of electronic transmission, when directed to the shareholder; and (e) if by mail, when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the corporation.

5.10 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation as provided by law, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

5.11 Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

5.12 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE VI

AMENDMENTS

6.1 By the Board of Directors. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present, provided, however, that the Board may not amend Sections 1.2, 1.3, 2.2 (but only with respect to the timing and number of directors to stand for election on the Full Board Election Date) or 6.2 of these Bylaws, or this sentence of Section 6.1, without the affirmative vote of the holders of a majority of the voting power of all the shares of capital stock of the corporation issued and outstanding and entitled to vote generally in any election of directors voting together as a single class.

6.2 By the Shareholders. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at majority of the voting power of all of the shares of capital stock of the corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class. Such vote may be held at any annual meeting of shareholders, or at any special meeting of shareholders provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators; provided, however, that except as provided in Section 7.2 of this Article VII, the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board of Directors, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada Revised Statutes, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification or advancement under an indemnity agreement or any other statute or law or otherwise as required under Section 78.7502 of the Nevada Revised Statutes. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this section or otherwise.

7.2 Right of Claimant to Bring Suit. If a claim under Section 7.1 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, or 20 days in the case of a claim for advancement of expenses, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada Revised Statutes for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada Revised Statutes, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that the indemnitee has not met any applicable standard for indemnification set forth in the Nevada Revised Statutes. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the corporation.

7.3 Indemnification of Employees and Agents. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification of and advancement of expenses to directors and officers of the corporation.

7.4 Non-Exclusivity of Rights. The rights conferred on any person in this Article VII shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

7.5 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VII.

7.6 Insurance. The corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada Revised Statutes.

7.7 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VII shall not adversely affect any right or protection of an indemnitee or his successor in respect of any act or omission occurring prior to such amendment, repeal or modification.